SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ]  Confidential, for Use of Commission Only
                  (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CENTENNIAL BANCORP
          ------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X]      No fee required.
    [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
             and 0-11.

             (1) Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

             (2) Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------
             (3) Per unit price or other underlying value of
                 transaction computed pursuant to Exchange Act Rule
                 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------
             (4) Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------
             (5) Total fee paid:

                 ---------------------------------------------------------------
    [ ]      Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)  Amount Previously Paid:

                 ---------------------------------------------------------------
             (2)  Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------
             (3)  Filing Party:

                 ---------------------------------------------------------------
             (4)  Date Filed:

                 ---------------------------------------------------------------

                               CENTENNIAL BANCORP


                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT


                                  MAY 19, 1999

                               CENTENNIAL BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 19, 1999

         NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Centennial Bancorp, an Oregon corporation (the "Company"), will be held at 3:00 p.m. on May 19, 1999, in the Sousa Room of the Eugene Hilton, 66 East 6th Street, Eugene, Oregon, for the following purposes:

          1. To consider and act upon the election of six directors of the Company.

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                  Only shareholders of record at the close of business on March 31, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof. Further information regarding voting rights and the business to be transacted at the annual meeting of shareholders is given in the accompanying Proxy Statement.

                  Shareholders who find it convenient are invited to attend the meeting personally. If you are not able to do so and want your shares to be voted, it is important that you complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.

                  We hope that you will be able to attend the meeting. It is always a pleasure to meet and become better acquainted with shareholders of the Company.

                  By order of the Board of Directors.

April 12, 1999                                          Cordy H. Jensen
                                                        Secretary

--------------------------------------------------------------------------------

                YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY
                        SO THAT YOUR VOTE CAN BE COUNTED.

--------------------------------------------------------------------------------

                               CENTENNIAL BANCORP
                              Post Office Box 1560
                              Eugene, Oregon 97440
                                 (541) 342-3970

                                 PROXY STATEMENT

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Centennial Bancorp (the "Company") to be used at the annual meeting of the Company's shareholders to be held on May 19, 1999. The approximate date of mailing this Proxy Statement and the accompanying form of proxy is April 12, 1999. The Company's 1998 Annual Report to Shareholders is being mailed to shareholders of the Company with this Proxy Statement.

                        PROXIES AND VOTING AT THE MEETING

                  Unless otherwise noted, all share and per-share information included in this Proxy Statement has been retroactively adjusted to reflect all stock dividends and stock splits effected by the Company prior to the date hereof.

                  The only class of outstanding stock of the Company is its Common Stock, no par value. At March 31, 1999, the record date for determining shareholders entitled to vote at the meeting, there were 16,953,404 shares of Common Stock outstanding. Each holder of record of outstanding shares of Common Stock on the record date is entitled to one vote for each share held on every matter submitted at the meeting.

                  A majority of the outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Brokers are permitted to vote the shares held by them in "street name" on routine matters without receiving specific directions from the beneficial owners of the shares, but brokers must receive specific directions from beneficial owners before they may vote on nonroutine matters. Thus, brokers enter a "broker nonvote" on nonroutine matters with respect to shares where the broker has not received direction from the beneficial owner. These broker non-votes, as well as "abstentions" and "withheld" votes, are counted in determining whether a quorum is present, but are not counted for or against the proposal at issue.

                  If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted at the meeting in accordance with the instructions given in the proxy. If no instructions are given, the proxyholders will vote for management's nominees for director. They will vote in their discretion as to any other matters that may be properly brought before the meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Secretary of the Company or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the meeting will not revoke a proxy. Ballots and proxies will be counted by personnel of the Company.

                  The cost of this proxy solicitation will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. The Company expects to solicit proxies primarily by mail. The Company may also use officers and employees of the Company and Centennial Bank to solicit proxies, either in person or by telephone or letter. Such persons will not be specifically compensated for these activities.

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

                  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock at March 31, 1999 by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each director; (iii) the executive officers named in the Summary Compensation Table below; and (iv) all executive officers and directors as a group. Each named beneficial owner has sole voting and investment power with respect to the shares listed unless otherwise indicated.


                                                           Amount and Nature of
                                                               Beneficial
             Name of Beneficial Owners                         Ownership            Percent of Class
-----------------------------------------------------    ----------------------    ------------------
Brian B. Obie                                                       379,983(1)                   2.2

Robert L. Newburn                                                   292,426(2)                   1.7

Cordy H. Jensen                                                     531,134(3)                   3.1

Dan Giustina                                                        129,302(4)                     *

Richard C. Williams                                                 722,960(5)                   4.3

Ted R. Winnowski                                                     70,768(6)                     *

Ron R. Peery                                                        364,805(7)                   2.2

David M. Gazeley                                                    228,161(8)                   1.3

Dennis M. Carlson                                                   113,371(9)                     *

Key Trust Company of the Northwest                                1,141,694(10)                  6.7

All executive officers and directors as a group
      (12 persons)                                                3,122,874(11)                 17.9

-----------------------------------

*                Less than 1% of the Company's outstanding Common Stock

(1) Includes 43,788 shares held by Mr. Obie's wife, 197,736 shares held by Obie Industries Incorporated, of which Mr. Obie is President and owns a controlling interest, and 21,523 shares which could be acquired within 60 days by exercise of stock options.

(2) Includes 227,984 shares held by The Newburn Joint Trust, of which Mr. Newburn is a trustee, 40,656 shares held by the Newburn Supporting Organization, of which Mr. Newburn is a trustee, 558 shares held by Mr. Newburn's wife, 19,412 shares held by Mr. Newburn as custodian for minors, and 3,816 shares which could be acquired within 60 days by exercise of stock options.

(3) Includes 216,143 shares jointly held with Mr. Jensen's wife, 145,427 shares held by the Adams Children Irrevocable Trust, of which Mr. Jensen's wife is a trustee, 43,420 shares held by the Adams Grandchildren's Trust, of which Mr. Jensen's wife is a trustee, 939 shares held by Mr. Jensen as custodian for a minor, 2,884 shares held jointly with CAC Investments, a partnership of which Mr. Jensen is the Managing Partner, 53,725 shares held by Mr. Jensen as trustee for his mother, and 25,339 shares which could be acquired within 60 days by exercise of stock options.

(4) Includes 46,438 shares which could be acquired within 60 days by exercise of stock options.

(5) Includes 279,827 shares which could be acquired within 60 days by exercise of stock options. Also includes 213,573 shares which are held for Mr. Williams' account by Key Trust Company of the Northwest ("Key Trust") as trustee of Centennial Bank's Employee Savings and Profit Sharing Plan (the "Employee Savings Plan"); Key Trust has sole voting power over such shares.

(6) Includes 2,425 shares held jointly with Mr. Winnowski's wife and 363 shares held for Mr. Winnowski's account by Key Trust as trustee of the Employees Savings Plan; Key Trust has sole voting power over such shares. Also includes 57,750 shares which could be acquired within 60 days by exercise of stock options.

(7) Includes 147,735 shares held jointly with Mr. Peery's wife, 9,213 shares held jointly with Mr. Peery's mother, 30,147 shares held by Mr. Peery's wife, and 125,281 shares held for Mr. Peery's account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

(8) Includes 2,648 shares held by Mr. Gazeley's wife, 123,401 shares held jointly by Mr. Gazeley and his wife as trustees of the Gazeley Family Trust, 254 shares held by Mr. Gazeley as custodian for a minor, and 100,182 shares held for Mr. Gazeley's account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares. Also includes 1,676 shares which could be acquired within 60 days by exercise of stock options.

(9) Includes 33,737 shares held jointly with Mr. Carlson's wife, 987 shares held by Mr. Carlson's daughter, 995 shares held in trust for Mr. Carlson's son, and 60,960 shares held for Mr. Carlson's account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares. Also includes 16,692 shares which could be acquired within 60 days by exercise of stock options.

(10) Key Trust is the trustee of the Employee Savings Plan and as such is the record holder of, and has sole voting power over, these shares; sole investment power over these shares is held by the respective beneficiaries of the individual accounts maintained under such plan. Key Trust's address is 1211 S.W. Fifth Avenue, Suite 300, Portland, Oregon 97204.

(11) Includes 481,764 shares which could be acquired within 60 days by exercise of stock options. Also includes 674,610 shares held for the accounts of certain executive officers by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                  Members of the Board of Directors are elected annually. The current members of the Board have been nominated to continue in office until the next annual meeting of shareholders, and until their successors have been elected and qualified. Although the Company knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of the Company may recommend. The Board does not have a standing nomination committee nor does it have a formal procedure to receive shareholder nominations, but it will consider any written recommendations sent to the attention of the Board at the Company's administrative offices at 675 Oak Street, Post Office Box 1560, Eugene, Oregon 97440.

                  Directors are elected by a plurality of votes cast at the meeting, which means that the six nominees receiving the most votes at the meeting will be elected. Accordingly, a vote withheld from a particular nominee will not affect the outcome of an uncontested election. Shareholders are not entitled to cumulate votes for election of officers.

NOMINEES FOR DIRECTOR
---------------------

                  The following table gives certain information about each nominee for director, as of March 31, 1999. Three nominees (Messrs. Obie, Newburn and Williams) have served as directors of the Company since the Company's organization in 1981. Mr. Jensen has been a director since 1994; Mr. Giustina has been a director since 1995; and Mr. Winnowski has been a director since January 1998. All of the nominees (together with other people) are directors of the Company's subsidiary, Centennial Bank (sometimes referred to herein as the "Bank"). Mr. Williams is Chairman of the Board of Centennial Mortgage Co. ("Centennial Mortgage"), another subsidiary of the Company. Mr. Winnowski is a director of Centennial Mortgage.


Name (Age) and                                     Principal Occupation
POSITION WITH COMPANY                              (DURING THE LAST FIVE YEARS)
---------------------                              ----------------------------
Brian B. Obie (57)                                 Chairman, President and Chief Executive Officer of Obie Media
Chairman of the Board                              Corporation (transit and outdoor advertising); President and
                                                   Chief Executive Officer of Obie Industries Incorporated (real estate development); former mayor of Eugene, Oregon

Robert L. Newburn (67)                             President and Chief Executive Officer of Pacific Petroleum
Vice Chairman of the Board                         Company (retail distribution of petroleum products); Chairman of the Board of Centennial Bank


                                       4

Richard C. Williams (59)                           President and Chief Executive Officer of the Company;
Vice President, Chief Executive                    Vice Chairman of the Board of Directors of Centennial Bank;
Officer and Director                               Director of Obie Media Corporation; Director of
                                                   Elmer's Restaurants, Inc.

Ted R. Winnowski (57)                              President and Chief Executive Officer of Centennial Bank since
Director                                           January 1998; Executive Vice President of KeyCorp from  1995 to
                                                   1997; Chairman, President and Chief Executive Officer of KeyBank
                                                   of Washington from 1996 to 1997; Chairman of KeyBank of Oregon from 1985 to 1997

Cordy H. Jensen (56)                               President and owner of Station Masters Inc. (restaurant and
Director and Secretary                             lounge); Managing Partner of McKenzie Brewing Co.; Managing
                                                   Partner of CAC Investments (real estate rentals); Managing
                                                   Partner of Bev's Investment Co. (real estate holdings)

Dan Giustina (49)                                  Managing Partner of Giustina Resources (owns and manages timber
Director                                           and timberland); member/manager of G Group LLC (owns and manages residential and commercial real estate)

                  The Board of Directors held 12 meetings during 1998. Each director attended more than 75% of the meetings of the Board of Directors and all committees of the Board on which the director served.

BOARD COMMITTEES
----------------

                  The Board of Directors has two committees. The Audit Committee consists of all members of the Board of Directors. It reviews the scope of internal and external audit activities and the results of the Company's annual audit. The Audit Committee did not meet formally in 1998, but the scope and results of the Company's audit were reviewed at the Company's regular Board meetings.

                  The Compensation Committee administers the Company's stock option plans and determines management compensation. The members of the Compensation Committee are Messrs. Obie, Newburn, Giustina and Jensen. The Compensation Committee held four meetings in 1998.

                  In addition, Centennial Bank has an Audit and Personnel Committee of its Board of Directors consisting of Mr. Giustina and three nonemployee members of Centennial Bank's Board of Directors who are not also members of the Company's Board of Directors. The Audit and Personnel Committee meets monthly with management to ensure that appropriate audits of Centennial Bank's affairs are being conducted. The Audit and Personnel Committee also reviews the reports of examinations of Centennial Bank conducted by the Federal Deposit Insurance Corporation and the Oregon Department of Consumer and Business

Services. Centennial Bank also has an Asset/Liability Committee, which has seven members, four of whom (Messrs. Newburn, Jensen, Williams and Winnowski) are directors of the Company. The Asset/Liability Committee meets weekly.

                  The Board of Directors of the Company approves the independent auditors selected by the Company's management. The independent auditors have direct access to the Company's Board of Directors, and the employees responsible for conducting internal reviews have direct access to the Bank's Audit and Personnel Committee to discuss the results of their examinations, the adequacy of internal accounting controls and the integrity of financial reporting.

COMPENSATION OF DIRECTORS
-------------------------

                  Executive officers receive no compensation for serving as directors of the Company. All other directors of the Company receive $1,000 per month, except that the Chairman of the Board receives an additional $500 per quarter.

                  The directors of the Company also serve as directors of Centennial Bank. Executive officers receive no compensation for serving as directors of Centennial Bank. All other directors of Centennial Bank receive $750 per month, except that the Chairman of the Board receives an additional $500 per quarter.

                  Centennial Bank's Asset/Liability Committee meets weekly; nonemployee directors who serve on that committee receive $75 for each meeting attended, except that the Chairman of that Committee receives $100 per meeting attended. The Chairman of the Audit and Personnel Committee receives $100 per month.

                  Each nonemployee director of the Company or any of its subsidiaries who is first elected to such position after December 1993 may, in the discretion of the Compensation Committee, receive a 10-year option to purchase up to 18,636 shares of Common Stock at the fair market value on the date of grant. However, to date the Compensation Committee has never granted options to purchase more than 5,000 shares of Common Stock to any new director.

                  In addition to these initial stock option grants, the Company's Board of Directors adopted a stock option program in September 1996 for nonemployee directors of the Company and its subsidiaries. The program provides for options to purchase 1,000 shares to be granted under the 1995 Stock Incentive Plan annually to each nonemployee director, with the grants commencing generally during the director's second year of service. Options are granted on the first business day of each calendar year, vest over a three-year period and will have a term of 10 years. The exercise price for the options is the fair market value of the Company's Common Stock on the date of grant. Options that have vested on the date a director ceases to serve as a director will remain exercisable for one year from the date of termination. These options are transferable, under specified circumstances, to members of the director's immediate family, to family trusts and to family partnerships. Options covering 25,410 shares with an exercise price of $12.37 per share were granted to nonemployee directors in 1998 for service in 1997. Options covering 9,900 shares with an exercise price of $16.82 were granted to nonemployee directors in 1999 for service in 1998.


                           INFORMATION REGARDING MANAGEMENT

EXECUTIVE OFFICERS
------------------

                  The following information identifies the executive officers of the Company. Subject to certain obligations of the Company described below under "Employment Agreements," all executive officers serve at the discretion of the Board of Directors.

NAME OF INDIVIDUAL                 AGE            POSITIONS AND OFFICES HELD
------------------                 ---            --------------------------
Richard C. Williams                59             President, Chief Executive Officer and a director of the Company since 1981; Vice Chairman of Centennial Bank since 1992; Chief
                                                  Executive Officer of Centennial Bank from 1977 to 1998; President of Centennial Bank from 1977 to 1992; a director of Centennial
                                                  Bank since 1977; a director of Centennial Mortgage since 1987.

Ted R. Winnowski                   57             President and Chief Executive Officer of Centennial Bank since
                                                  January 1998; a director of the Company since January 1998; a director of Centennial Bank since January 1998, a director of
                                                  Centennial Mortgage since January 1999.

Ron R. Peery                       59             Executive Vice President of the Company from 1986 to December
                                                  1998; President of Centennial Bank from 1992 to December 1998;
                                                  Executive Vice President of Centennial Bank from 1982 to 1992;
                                                  Region Manager of Centennial Bank from 1996 to December 1998;
                                                  Chief Operating Officer of Centennial Bank from 1992 to 1996; a director of Centennial Mortgage from 1987 to December 1998.

Gary L. Stevens                    59             Executive Vice President of the Company since 1986; Executive Vice
                                                  President of Centennial Bank since 1982.


                                                        7



Michael J. Nysingh                 46             Chief Financial Officer of the Company since 1985; Acting Chief
                                                  Financial Officer of the Company from 1982 to 1985; Senior Vice
                                                  President of Centennial Bank since January 1995; Vice President of
                                                  Centennial Bank from 1982 through 1994; Cashier of Centennial Bank since 1982; a director of Centennial Mortgage since 1990; Chief
                                                  Financial Officer of Centennial Mortgage since 1988.

David M. Gazeley                   49             Manager of Community Banking Division of Centennial Bank since
                                                  January 1999; Executive Vice President of Centennial Bank since
                                                  January 1998; Senior Vice President of Centennial Bank from 1992 to January 1998; Vice President of Centennial Bank from 1986 to
                                                  1992; Region Manager of Centennial Bank from 1996 to January 1999;
                                                  Manager of Pacific Corporate Center Office of Centennial Bank from
                                                  1994 through 1996; Manager of Springfield Branch of Centennial
                                                  Bank from 1986 to 1994.

Dennis P. Huserik                  56             Executive Vice President and Senior Credit Officer of Centennial
                                                  Bank since February 1999; Senior Vice President and Region Credit
                                                  Administrator of Centennial Bank from 1996 to February 1999.

Dennis M. Carlson                  53              President and Chief Executive Officer of Centennial Mortgage
                                                   since 1988; Executive Vice President of Centennial Mortgage from
                                                   1987 to 1988; a director of Centennial Mortgage since 1987;
                                                   Senior Vice President of Centennial Bank since 1990; Vice
                                                   President of Centennial Bank from 1982 to 1990.

EXECUTIVE COMPENSATION
----------------------

                  The following table sets forth certain information regarding compensation paid by the Company during 1998, 1997 and 1996 to Mr. Williams as the Company's Chief Executive Officer and the four other most highly compensated executive officers:

                                             SUMMARY COMPENSATION TABLE
                                             --------------------------
                                                                                Long-term
                                                                              compensation
                                                  Annual compensation            awards
                                               --------------------------     --------------

                                                                                Number of
                                                                               securities
                                                                               underlying           All other
      Name and principal                         Salary          Bonus           options           compensation
           position                  Year        ($)(1)        ($)(1)(2)           (#)                ($)(3)
--------------------------------    -------     ----------     ----------     --------------     -----------------
Richard C. Williams                  1998        $300,000       $200,000             --              $11,047
    President and Chief              1997         256,090        150,000             --               17,662
    Executive Officer of the         1996         231,250        100,000                              11,270
    Company

Ted R. Winnowski                     1998         214,903        100,000        173,250                   --
     President and Chief
     Executive Officer of
     Centennial Bank

Ron R. Peery(4)                      1998         138,465         50,000             --                8,293
     Executive Vice President        1997         130,000         45,000             --                9,139
     of the Company                  1996         120,000         40,000             --                9,470

David M. Gazeley                     1998         100,000         36,800             --                9,804
     Executive Vice President        1997          92,000         30,000             --                9,227
     and Manager of Community        1996          85,030         30,530          6,987                9,364
     Banking Division of
     Centennial Bank

Dennis M. Carlson                    1998          92,000         40,000         16,500                7,903
     President and Chief             1997          82,000         22,500             --                6,743
     Executive Officer of            1996          74,000         17,500          6,987                6,540
     Centennial Mortgage

--------------------------------

(1)        Includes amounts contributed by the named executive to the Deferred Compensation Plan.
(2)        Includes bonuses paid or to be paid during the subsequent year but attributable to the year indicated.
(3)        Consists of the Company's contributions to the Employee Savings Plan for the benefit of the named executive officers.
(4)        Mr. Peery retired from active employment during December 1998 but continues as a director of Centennial
           Bank.

         The following table sets forth certain information regarding options granted in 1998 to the executive officers named in the Summary Compensation
Table:

                                                         1998 OPTION GRANTS
                                                         ------------------
                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION FOR
                                                INDIVIDUAL GRANTS                                  OPTION TERM
                        ------------------------------------------------------------------   ------------------------

                                        % OF TOTAL
                                          OPTIONS      PER-SHARE   MARKET
                                         GRANTED TO    EXERCISE   PRICE ON
                          OPTIONS       EMPLOYEES IN     PRICE     GRANT      EXPIRATION
NAME                      GRANTED           1998                    DATE         DATE           5% ($)       10% ($)
----                      -------          -------      -------    ------       -------        -------       -------
Richard C. Williams         --               --           --         --           --                --             --

Ted R. Winnowski        57,750 (1)          16.2%       $12.88     $12.88      1/20/08       $ 467,784    $ 1,185,458
                       115,500 (1)          52.4%        12.88      12.88      1/20/23       3,550,037     14,630,502

Ron R. Peery                --               --           --         --           --                --             --

David M. Gazeley            --               --           --         --           --                --             --

Dennis M. Carlson       16,500 (2)           7.5%        15.17      15.17     12/17/08         157,415        398,922

----------------------- ------------
(1) These options vest ratably over the three-year period from January 20, 1998, the date of grant.
(2) This option vests ratably over the five-year period from December 17, 1998, the date of grant.

                  The following table sets forth information regarding option exercises during 1998 and option holdings at December 31, 1998 by each executive officer named in the Summary Compensation Table:

                                            1998 OPTION EXERCISES AND YEAR-END OPTION VALUES
                                            ------------------------------------------------

                             Shares                                                              Value of unexercised in-the-
                            acquired                            Number of unexercised                  money options at
                              on             Value         options at December 31, 1998(#)          December 31, 1998($)(1)
                            exercise        realized       --------------------------------     --------------------------------
        Name                  (#)             ($)          Exercisable      Unexercisable       Exercisable      Unexercisable
---------------------      -----------    ------------     ------------     ---------------     ------------     ---------------
Richard C. Williams           --              --             279,827              --            $3,854,774             --

Ted R. Winnowski              --              --               --              173,250              --              $722,657

Ron R. Peery                16,500         $200,199            --                 --                --                 --

David M. Gazeley             1,398            9,318            1,676             2,516              21,081            31,646

Dennis M. Carlson           16,412           69,004           16,692            19,016             238,961            62,650

------------------------------------
(1)  On December 31, 1998, the closing price of the Company's Common Stock was $17.05. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money"
     and are considered to have a value equal to the difference between that amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT AGREEMENTS
---------------------

                  The Company has an employment agreement with Mr. Williams (as amended, the "Williams Agreement"). Centennial Bank has an employment agreement with Mr. Winnowski (the "Winnowski Agreement") and a deferred compensation agreement with Mr. Peery (the "Peery Agreement").

         RICHARD C. WILLIAMS

                  The Williams Agreement commenced on October 1, 1995 and terminates on December 31, 2001. It was amended on December 1, 1997 to add certain provisions regarding salary and payments upon a change of control, as described below. The Williams Agreement provides for a base salary of $300,000 for the 12 months ended November 30, 1998 and, for periods after September 30, 1998, amounts approved by the Company's Board of Directors, but not less than $300,000 for each 12-month period.

                  In addition to the base salary for Mr. Williams described above, the Williams Agreement provides for a cash bonus for each calendar year if the Company and/or Mr. Williams reach certain objectives determined by the Board of Directors before the beginning of that year. Any cash bonus is payable 20% on the 15th day of April, July and October and 40% on the 15th day of the following January. As provided in the Williams Agreement, Mr. Williams was paid bonuses of $100,000, $150,000 and $200,000 for 1996, 1997 and 1998,
respectively, after meeting the specified objectives for each year. Assuming future objectives are met, his cash bonus for subsequent years will be determined by the Compensation Committee, but may not be less than $25,000 per calendar quarter. The Williams Agreement also provides for disability income benefits in the event Mr. Williams should become disabled.

                  The Williams Agreement also acknowledges the grant to Mr. Williams of an option to purchase 193,700 shares of the Company's Common Stock. The exercise price for Mr. Williams' nonstatutory stock option is $3.60 per share. The option expires on November 21, 2015 and was fully vested on September 30, 1998. The option may be transferred, under certain specified circumstances, to members of Mr. Williams' immediate family, to family trusts and to family partnerships.

                  In the event of termination of employment by the Company for "cause" or by Mr. Williams without "good reason," as such terms are defined in the Williams Agreement, Mr. Williams is entitled to the payment of base salary, cash bonus and benefits only through his termination date, plus vested deferred compensation. In the event of termination of employment by the Company without cause or by Mr. Williams for good reason, Mr. Williams is entitled to the payment of his base salary, cash bonus, and benefits through the end of the term of the Williams Agreement, plus all deferred compensation.

                  The Williams Agreement provides for deferred compensation in an amount equal to $2,100,000. The deferred compensation is fully vested. The deferred compensation is payable in installments beginning at the earliest to occur of the following: (1) December 31, 2001; (2) the date of Mr. Williams' death; (3) the termination of his employment unless terminated by reason of disability; or (4) the date of the last payment to be made under a disability income insurance policy.

                  The Williams Agreement further provides that, in the event of his termination upon any change in control, both the Company and Mr. Williams have the right to terminate the Williams Agreement. If either elects to terminate, Mr. Williams will receive a lump-sum cash payment equal to 2 1/2 times his "final compensation." Final compensation is the greater of: (a) his base salary and cash bonus for the most recently ended fiscal year; or (b) his base salary for the current fiscal year. If Mr. Williams continues employment following a change in control and is subsequently terminated within 36 months and before December 31, 2002, the Company will pay him a lump-sum cash payment equal to 2 1/2 times his final compensation. Change of control is defined for this purpose as (i) the acquisition by any person, other than the Company, Centennial Bank or a trustee holding securities under an employee benefit plan of either company, of 30% or more of the combined voting power of the Bank's or the Company's then outstanding securities; (ii) a merger, consolidation, share exchange or other corporate reorganization other than (A) a transaction in which the voting securities of the Bank or the Company before the transaction continue to represent more than 70% of the combined voting securities immediately following the transaction, or (B) a transaction in which no person acquires more than 30% of the combined voting power of Centennial Bank's or the Company's then outstanding securities; or (iii) the complete liquidation, or sale or disposition of all or substantially all, of the Bank's or the Company's assets. In any event, the payment made to Mr. Williams under the change-of-control provision of the Williams Agreement will be reduced until Section 280G of the Internal Revenue Code does not limit the deductibility by the Company of the payment.

                  The Williams Agreement provides that, commencing January 20, 1998, Mr. Williams will be deemed to have fulfilled his full-time service obligation if he devotes time equivalent to three-fourths of a full-time schedule to his duties with the Company. In addition, Mr. Williams was permitted to take a single leave of absence of up to 180 days, which he took during 1998. He received full compensation and benefits during the leave of absence.

                  For a period of three years following Mr. Williams' termination of employment, unless such termination is by the Company without cause, or by Mr. Williams for good reason, or as a result of any change of control of the Company or Centennial Bank, Mr. Williams cannot, without the consent of the Board of Directors, engage in or enter into any business or perform services for another business that is in substantial competition with the Company.

         TED WINNOWSKI

                  The Winnowski Agreement commenced on January 20, 1998 and terminates on December 31, 2002. The Winnowski Agreement provides for a base salary of $225,000 for the period ended December 31, 1998. Thereafter, his base salary may be adjusted in the sole discretion of the Board of Directors of Centennial Bank, but in no event may it be less than $225,000 for each 12-month period.

                  In addition to Mr. Winnowski's base salary, the Winnowski Agreement provides for a cash bonus for each calendar year if Centennial Bank attains certain objectives determined by the Bank's Board of Directors before the beginning of that year. Any cash bonus is payable 20% on the 15th of April, July and October of that year and 40% on January 15th of the following year. Mr. Winnowski received a 1998 cash bonus of $100,000 after meeting specified objectives for the year. Assuming future annual objectives are met, his cash bonus for 1999 and subsequent years will be determined by the Board of Directors, but may not be less than $100,000 per year, plus an additional amount of not less than $25,000 if 110% of the year's financial objectives are achieved.

                  The Winnowski Agreement also acknowledges the grant to Mr. Winnowski of an option to purchase 173,250 shares of the Company's Common Stock under the Restated 1995 Stock Incentive Plan at an exercise price of $12.88 per share. One-third of the option (the incentive stock option portion) expires on January 20, 2008 and the remaining two-thirds of the option expires on January 20, 2023. The option becomes exercisable as to one-third of the option shares on January 20 each year, commencing on January 20, 1999, until fully vested. Also, in recognition of achieving 1998 performance goals, the Company will grant Mr. Winnowski, effective as of January 20, 1999, an option to purchase 50,000 shares under the 1995 Restated Stock Incentive Plan. In addition, the Company has agreed, for 1999 and subsequent years, and conditioned upon achieving the annual performance goals established by the Board each year, to grant to Mr. Winnowski annually an additional option to purchase 20,000 shares, plus another option to purchase 10,000 shares if the Bank achieves 110% of its prior year's after-tax profitability goal. Exercisability of the options will be accelerated if the Company is acquired by another corporation, upon Mr. Winnowski's death or disability or upon termination of his employment by the Bank without cause or by Mr. Winnowski with good reason, as such terms are defined in the Winnowski Agreement. Upon termination of Mr. Winnowski's employment with the Bank for any reason, including termination for cause by the Bank or by Mr. Winnowski without good reason, Mr. Winnowski will have the right to exercise his options for one year after termination but only to the extent the option was vested at the time of termination.

                  The Winnowski Agreement provides that Mr. Winnowski is entitled to participate in the Company's pension, profit-sharing, life, disability, medical and other employee benefit plans in effect from time to time for officers in similar positions. In addition, the Company has agreed that, if Mr. Winnowski's 401(k) plan is not fully vested due to termination of his employment on or after December 31, 2002, the Company will make a cash payment to Mr. Winnowski equal to the nonvested portion of such account. The Winnowski Agreement also provides for a relocation payment of $5,000 for Mr. Winnowski's move to Eugene, Oregon, and requires that Mr. Winnowski, at all times during the term of the Winnowski Agreement, maintain his principal residence within 20 miles of the Bank's principal headquarters.

                  In the event of termination of employment by the Bank for cause or by Mr. Winnowski without good reason, Mr. Winnowski is entitled to the payment of his base salary and benefits only through his termination date. In the event of termination of employment by the Bank without cause or by Mr. Winnowski for good reason, Mr. Winnowski is entitled to payment of his base salary and benefits through December 31, 2002, except that if Mr. Winnowski terminates because the Bank has not moved its headquarters to Portland from Eugene, Oregon by January 1, 2000, he shall be entitled only to one-half of his base salary together with all benefits. If the Winnowski Agreement is terminated by either party because of Mr. Winnowski's disability, the Bank will pay his benefits and base salary until disability insurance benefits commence; if the agreement is terminated due to death, the Bank will continue payments for six months.

                  The Winnowski Agreement further provides that, in the event of his termination upon any change in control (defined the same as in the Williams Agreement), both the Company and Mr. Winnowski have the right to terminate the Winnowski Agreement. If either elects to terminate, Mr. Winnowski will receive a lump-sum cash payment equal to 2 1/2 times his "final compensation." "Final compensation" is the greater of: (a) his base salary and cash bonus for the most recently ended fiscal year; or (b) his base salary for the current fiscal year. If Mr. Winnowski continues employment following a change in control and is subsequently terminated within 36 months and before December 31, 2002, the Company will pay him a lump-sum cash payment equal to 2 1/2 times his final compensation.

                  For a period of six months following Mr. Winnowski's termination of employment, he has agreed that he shall not engage in or enter into business or perform services for another business that is of the same or similar type as the Bank.

         RON R. PEERY

                  Centennial Bank entered into the Peery Agreement in 1989. It provides for deferred compensation in the amount of $350,000, subject to vesting based upon Mr. Peery's length of continued employment by Centennial Bank. Mr. Peery was 95% vested when he retired on December 31, 1998. The deferred compensation is payable in installments beginning at the date of Mr. Peery's death, if he dies before age 60, or at age 60.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
--------------------------------------------------------------

                  With the exception of Mr. Williams, who retired as Chief Executive Officer and President of Centennial Bank in January 1998, all of the Company's executives also hold positions with Centennial Bank. All of the Company's executives, including Mr. Williams, receive all of their compensation from the Bank. The Bank has entered into intercompany agreements with the Company and Centennial Mortgage for reimbursement of certain executive officer compensation expenses. Although compensation is paid by Centennial Bank, the Compensation Committee of the Company establishes the compensation to be paid to the Company's executive officers.

                  The Company and its subsidiaries are engaged in a highly competitive industry. In order to succeed, the Company must be able to attract and maintain qualified executives. To achieve this objective, the Compensation Committee has structured executive compensation systems which include both a fixed-base component and a contingent component tied to operating performance. The Committee believes this compensation structure enables the Company to attract and retain key executives.

                  In 1995, as the Board of Directors reviewed the Company's strategic plans for the future, the Board determined that it would be in the best interests of the Company to renegotiate Mr. Williams' employment contract to extend its term. Central to the Board's interests were the long-term operation of the Company and succession of management. The Williams Agreement is described at pages 10-12 of this Proxy Statement. The base salary and bonus paid to Mr. Williams for 1998 were determined by the terms of the Williams Agreement with the Company. After extensive consideration of candidates, the Board determined to hire Mr. Winnowski pursuant to an agreement described at pages 12-13 of this Proxy Statement. Mr. Winnowski commenced employment with the Bank on January 20, 1998.

                  In setting base compensation, the Compensation Committee considers the overall performance of each executive with respect to the duties and responsibilities assigned him or her. Further, periodic surveys are taken of compensation levels and benefit programs offered by other community banks and bank holding companies, which provide the Committee with information on which to evaluate salary and compensation programs.

                  The Compensation Committee maintains a philosophy that a significant element of compensation of executive officers, including Mr. Williams, Mr. Winnowski and the other executive officers named in the Summary Compensation Table, must be directly and materially linked to both operating and stock price performance. The benefit plans provided to the executive officers are designed to accomplish that goal. In particular, bonus compensation is available only to the extent that the Company meets or exceeds budgeted net income. In 1998, executive officers earned cash bonuses in specified amounts per executive, upon the achievement of specific performance measurements by the Company each quarter. In 1998, the performance measurements were: return on average assets; return on average equity; net interest margin; efficiency ratio; and growth objectives for total loans, total deposits and total assets. Cash bonuses for 1998 were paid 20% on the 15th day of April, July and October 1998 and 40% on February 15, 1999.

                  The Company's stock incentive plans are an important component of the Company's compensation program for executive officers and other employees. The plans are intended to advance the interests of the Company and its shareholders by encouraging and enabling executive officers and other employees to acquire and retain a proprietary interest in the Company. Through stock option grants, the long-range interests of management and employees are aligned with those of shareholders as the optionees accumulate (through the vesting of their stock options) meaningful stakes in the Company. The Compensation Committee makes all decisions concerning the granting of stock options, including the individuals to whom options are granted and the respective exercise prices and vesting periods. These decisions are made on a subjective basis and generally do not bear a specific relationship to any particular measure of the Company's performance. Stock options totaling 189,750 shares were granted to two executive officers during 1998. The value of these stock options and the other stock options held by the named executive officers is entirely dependent on the market value of the Company's shares. See the stock option tables included in "Executive Compensation."

                  The Company maintains a 401(k) retirement savings plan applicable to all eligible employees, including executive officers. Under the plan, the Company typically matches a portion of employee contributions (for 1998, 54% of employee contributions were matched up to a maximum of 6% of compensation). At December 31, 1998, all employer contributions made on behalf of executive officers were vested in accordance with the vesting schedule of the plan, generally five years from commencement of employment, on the basis of the officers' past service with the Company and Centennial Bank. In addition, the Company has a deferred compensation plan, which also is applicable to all eligible employees, including executive officers. Although the Company may match a portion of the compensation deferred by employees, no Company contributions were made under this plan for 1998.

                  The Compensation Committee believes that the base salary compensation provided to the executive officers of the Company, including those named in the Summary Compensation Table, is appropriate and reasonable in light of such executives' duties, performance and responsibilities and that the contingent forms of compensation provided through bonuses and stock options provide additional, continuing incentives to executives in appropriate circumstances and are consistent with the benefits derived by shareholders of the Company.

                  This report is submitted by the members of the Company's Compensation Committee:
                             COMPENSATION COMMITTEE

                                  Brian B. Obie
                                Robert L. Newburn
                                 Cordy H. Jensen
                                  Dan Giustina

                             STOCK PERFORMANCE GRAPH

                  The graph below compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the five years ended December 31, 1998, with: (i) the All Nasdaq U.S. Stocks Index, as reported by the Center for Research in Security Prices; and (ii) the Nasdaq Bank Index, as reported by the Center for Research in Security Prices. This comparison assumes $100 was invested on December 31, 1993, in the Company's Common Stock and in the comparison groups, and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all shares issued pursuant to stock dividends and stock splits.



                                        Edgar Representation of Data Points Used In Printed Graphics
                                        ------------------------------------------------------------


                                                                    Period Ended
                                 -------------------------------------------------------------------------------------
             Index                 12/31/93       12/31/94      12/31/95      12/31/96       12/31/97      12/31/98
----------------------------------------------------------------------------------------------------------------------
Centennial Bancorp                  100.00         100.59        166.32        232.02         502.25        690.86
NASDAQ - Bank Index                 100.00          99.64        148.38        195.91         328.02        324.90
NASDAQ - Total US                   100.00          97.75        138.26        170.01         208.58        293.21




                  THE STOCK PERFORMANCE SHOWN ON THE GRAPH ABOVE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.
THE COMPANY WILL NOT MAKE NOR ENDORSE ANY PREDICTIONS AS TO FUTURE STOCK PERFORMANCE.

                              CERTAIN TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

                  The members of the Compensation Committee are Messrs. Obie, Newburn, Jensen and Giustina. None of them is or has been an officer or employee of the Company or any of its subsidiaries.

                  Mr. Williams, the Company's President and Chief Executive Officer, serves as a director and is on the Compensation Committee of Obie Media Corporation. Mr. Obie, the Company's Chairman of the Board and a member of the Company's Compensation Committee, is the Chairman of the Board and an executive officer of Obie Media Corporation.

BANKING RELATIONSHIPS
---------------------

                  Certain directors (including each member of the Compensation Committee) and executive officers of the Company and its subsidiaries, members of their immediate families, and certain companies with which such individuals are associated are customers of and have banking transactions with Centennial Bank in the ordinary course of business. The Bank expects to have such banking transactions in the future. All credit transactions with these parties in excess of $25,000 must be approved by Centennial Bank's Asset/Liability Committee and ratified by its Board of Directors. All outstanding loans and commitments to loan to those parties were made in compliance with applicable laws and on substantially the same terms (including interest rates and collateral) as those prevailing for Centennial Bank at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company and of Centennial Bank must comply with federal and state laws, which generally prohibit any preferential terms or rates.


                 COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

                  Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires that all executive officers and directors of the Company and all persons who beneficially own more than 10% of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission with a copy sent to the Company.

                  Based solely upon the Company's review of the copies of the filings that it received with respect to the year ended December 31, 1998, and written representations from certain reporting persons, the Company believes that all reporting persons made all required Section 16 filings with respect to 1998 on a timely basis, except that Collin L. Alspach reported late on Form 4 one sale transaction, Dennis M. Carlson reported late on two Forms 4 a total of three sale and two stock option transactions, Eric H. Hardin reported late on three Forms 4 a total of three sale transactions and one stock option transaction, Loretta J. Morse submitted her Form 3 late, Ron R. Peery reported late on one Form 4 five sale transactions and one stock option transaction, and Ted R. Winnowski submitted his Form 3 late and reported late on two Forms 4 one purchase transaction each. The Company is instituting new procedures designed to reduce the number of late filings.


                                 OTHER BUSINESS

                  The Company's management knows of no other matters to be brought before the meeting for a vote. However, if other matters are presented for a vote at the meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters. At the meeting, management will report on the Company's business, and shareholders will have an opportunity to ask questions.


                      INFORMATION AVAILABLE TO SHAREHOLDERS

                  THE COMPANY'S 1998 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE FROM MICHAEL J. NYSINGH, CHIEF FINANCIAL OFFICER, CENTENNIAL BANCORP, 675 OAK STREET, POST OFFICE BOX 1560, EUGENE, OREGON 97440.

                  The Company welcomes the views of its shareholders on its activities and performance. Shareholders who cannot attend the annual meeting personally may use the enclosed proxy card to ask questions or make comments.


                                    AUDITORS

                  Symonds, Evans & Larson, P.C., independent auditors, were selected by the Board of Directors to conduct an audit of the Company's financial statements for the year ended December 31, 1998.

                  Representatives of Symonds, Evans & Larson, P.C. will be at the annual meeting and will have an opportunity to make a statement if they desire to do so and answer any appropriate questions. However, management has been advised that the representatives of Symonds, Evans & Larson, P.C. do not plan to make a statement.

                  The Company will appoint at a later date independent auditors to audit the Company's financial statements for 1999. The Board of Directors will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.

                  Effective October 30, 1998, the Company dismissed its prior independent accountant, PricewaterhouseCoopers LLP, and engaged Symonds, Evans & Larson, P.C. as its principal accountant. The decision to change accountants was approved by the Company's Board of Directors. For additional information about the change of accountants, please review the discussion on page 46 of the Company's 1998 Annual Report to Shareholders, which accompanies this Proxy Statement. That discussion is incorporated herein by reference.


                            PROPOSALS OF SHAREHOLDERS

                  Shareholders wishing to present proposals for action at the Company's Year 2000 annual meeting of shareholders must submit the proposals for inclusion in the Company's proxy statement not later than December 15, 1999.

April 12, 1999

P                                CENTENNIAL BANCORP
       Eugene Hilton, Sousa Room, 66 East 6th Street, Eugene, Oregon 97401
R

O                  Annual Meeting of Shareholders, May 19, 1999

X              PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Y       The  undersigned  shareholder  of  Centennial  Bancorp  hereby  appoints
Brian B. Obie and Richard C. Williams, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned shareholder all shares of the common stock of Centennial Bancorp that the undersigned is entitled to vote at the annual meeting of shareholders of Centennial Bancorp to be held on May 19, 1999, and any adjournment or adjournments thereof, with respect to the following:

       (Continued, and to be marked, dated and signed on the other side)


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                          Please mark your votes
                                                          as indicated in this
                                                          example /X/

ELECTION OF DIRECTORS:

     NOMINEES:  Brian B. Obie, Robert L. Newburn, Dan Giustina, Cordy H. Jensen,
                Richard C. Williams and Ted R. Winnowski

     INSTRUCTIONS:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                     STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

     /  /     FOR all nominees listed (except as marked above to the contrary)

     /  /     WITHHOLD AUTHORITY to vote for all nominees listed


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED FOR DIRECTOR, PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)_____________________          Signature(s)______________________

Date ____________________________



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE